EXHIBIT 99.1

GOPRO AFFIRMS Q1 2017 REVENUE AT THE HIGH END OF THE GUIDANCE RANGE AND TARGETS FULL-YEAR NON-GAAP PROFITABILITY FOR 2017
Cuts 2017 Operating Expenses By More Than $200 Million Year over Year
On Track For New Hardware, Software and International Growth in 2017

SAN MATEO, Calif., March 15, 2017 - GoPro, Inc. (NASDAQ: GPRO) announced that it affirms 2017 first quarter revenue to be in the upper end of its previously announced $190-210 million range and repeated its target of full-year non-GAAP profitability. The Company also announced a restructuring that reduces full-year GAAP operating expenses to below $585 million and non-GAAP operating expenses to below $495 million without impacting the Company’s roadmap for new hardware and software products.
GoPro will host a conference call with analysts at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time) today to discuss the Company’s announcements. Webcast details are listed below. GoPro will release its financial results for its first quarter, ended March 31, 2017, after the market closes on April 27, 2017.
“We’re determined that GoPro’s financial performance match the strength of our products and brand. Importantly, expense reductions preserve our product roadmap and we are tracking to full-year non-GAAP profitability in 2017,” said GoPro Founder and CEO, Nicholas Woodman.
The reduction in operating expenses is achieved with a combination of cuts to program costs, headcount and open positions, totaling the elimination of approximately 270 positions. GoPro estimates that it will incur total aggregate charges of up to $10 million for the restructuring, which are primarily cash expenditures related to severance costs. The Company expects to recognize the restructuring charges in the first quarter of 2017.
“Today we are updating revenue guidance for the first quarter of 2017. We now expect to deliver revenue in the upper end of our guidance range of between $190 million and $210 million,” said GoPro Chief Financial Officer, Brian McGee. “We currently have no need to draw on our credit facility and we expect to be EBITDA positive for full-year 2017.”
GoPro to Host Analyst Call Today
GoPro management will host a 30-minute Q&A session to discuss the Company’s restructuring activity today, March 15, 2017, at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time). A live webcast of the conference call will be accessible on the "Events & Presentations" section of the Company's website at http://investor.gopro.com. The webcast will be recorded and available on GoPro's website, http://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.

About GoPro, Inc. (NASDAQ: GPRO)
GoPro, Inc. is transforming the way people capture and share their lives. What began as an idea to help athletes self-document themselves engaged in sport, GoPro has become a mobile storytelling solution that helps the world share itself through immersive content.
GoPro, HERO, Karma and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.
For more information, visit www.gopro.com or connect with GoPro on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, and GoPro's The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro provides estimates of future operating expenses, in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. The Company uses non-GAAP financial measures, including non-GAAP operating expenses, to evaluate the core operating performance of its business, for comparison with forecasts and strategic plans and for calculating return on investment. Non-GAAP financial measures are not in accordance with, nor serve as an alternative for GAAP.  Since the Company finds non-GAAP financial measures to be useful, it believes that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. The Company believes that non-GAAP financial measures, when read in conjunction with its GAAP financials, provide useful information to investors by facilitating:
•the comparability of its on-going operating results over the periods presented;
•the ability to identify trends in its underlying business; and
•the comparison of its operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
Explanations of each type of adjustment that the Company incorporates into non-GAAP operating expenses are presented in our Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission. A reconciliation of estimated full-year 2017 GAAP operating expenses to non-GAAP operating expenses are presented in the following table:
Reconciliations of non-GAAP financial measures for business outlook are set forth below:

(in $ thousands)	Full year 2017
GAAP Operating Expenses	$582,000
Estimated adjustments for:
Stock-based compensation	70,000
Acquisition-related costs	4,000
Restructuring-related costs (1)	13,000
Non-GAAP Operating Expenses	$495,000

(1) Includes ~$3 million related to the 4Q 2016 restructuring
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this press release include, but are not limited to, expectations regarding our business outlook for the first quarter of 2017 and calendar year 2017, reduction of operating expenses, our product roadmap, expected profitability, aggregate charges for employee termination and the timing to recognize these charges and other costs associated with the restructuring, including the estimates of related cash expenditures by the Company in connection with the restructuring, and the number of employees impacted by the reduction in workforce. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets and may not result in the expected improvement in our profitability, the fact that our future growth depends in part on further penetrating our addressable market and also growing internationally, and we may not be successful in doing so; any inability to successfully manage frequent product introductions (including our 2017 roadmap for new hardware and software products) and transitions, including managing our sales channel and inventory and accurately forecasting future sales; our dependence on sales of our cameras, mounts and accessories for substantially all of our revenue; the effect of a decrease in the sales or change in sales mix of these products would harm our business; the effect of a decrease in sales during the holiday season; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets may adversely affect consumer discretionary spending and demand for our products; any inability to anticipate consumer preferences and successfully develop and market desirable products; the risks associated with the entrance into the consumer drone market and the re-launch of our drone this quarter; the effects of the highly competitive market in which we operate; the fact that we may not be able to achieve revenue growth or profitability in the future; risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.